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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-11307, 333-11277, 333-47581, 333-55823 and
333-75611) of RemedyTemp, Inc. of our report dated November 12, 1999, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated November 12, 1999 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
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    PricewaterhouseCoopers LLP

Costa Mesa, California
December 27, 1999